                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       MURDOCK COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                       MURDOCK COMMUNICATIONS CORPORATION
                             1112 29TH AVENUE S.W.
                            CEDAR RAPIDS, IOWA 52404

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of Murdock Communications Corporation, an Iowa corporation (hereinafter called the Corporation), will be held at the Four Points Sheraton Inn, 525 33rd Avenue S.W., Cedar Rapids, Iowa 52404, on May 25, 1999, at 2:00 p.m., local time, for the purpose of:

          1. Electing seven directors for the ensuing year.

          2. Considering and voting upon the approval of a proposed amendment to the Corporation's Amended and Restated Articles of Incorporation which increases the total number of authorized shares of the Corporation's no par value common stock from 20,000,000 shares to 40,000,000 shares.

          3. Ratifying the appointment of Deloitte & Touche LLP, independent public accountants, as auditors of the Corporation for its fiscal year ending December 31, 1999.

          4. Taking action with respect to any other matters that may be properly brought before the meeting and that might be considered by the shareholders of an Iowa corporation at their annual meeting.

By order of the Board of Directors

Cedar Rapids, Iowa
April 20, 1999

                                          PAUL C. TUNINK,
                                          Secretary

     SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 9, 1999 ARE ENTITLED TO VOTE AT THE MEETING. YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER FIND THAT YOU MAY BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                       MURDOCK COMMUNICATIONS CORPORATION
                             1112 29TH AVENUE S.W.
                            CEDAR RAPIDS, IOWA 52404

          PROXY STATEMENT FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Murdock Communications Corporation of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders of the Corporation to be held at the Four Points Sheraton Inn, 525 33rd Avenue S.W., Cedar Rapids, Iowa 52404, on May 25, 1999 at 2:00 p.m., local time, and any adjournments thereof. This proxy material is being mailed on or about April 20, 1999 to shareholders of record at the close of business on April 9, 1999.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

     The shares represented by each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Corporation, the shares represented thereby will be voted
(1) in FAVOR of the election of the directors listed in the enclosed proxy, (2) in FAVOR of the proposal (the "Capitalization Amendment Proposal") to approve the Articles of Amendment to the Corporation's Amended and Restated Articles of Incorporation in the form of Appendix A hereto (the "Articles of Amendment"), and (3) in FAVOR of the ratification of Deloitte & Touche LLP as auditors of the Corporation for fiscal 1999.

     Shareholders may revoke proxies at any time to the extent they have not been exercised by giving written notice to the Corporation or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The Corporation will bear the cost of solicitation of proxies. Solicitation will be made primarily by use of the mails; however, some solicitation may be made by employees of the Corporation, without additional compensation therefor, by telephone, by facsimile, or in person. Only shareholders of record at the close of business on April 9, 1999 will be entitled to notice of and to vote at the meeting. On the
record date, the Corporation had outstanding        shares of no par value
common stock ("Common Stock"), entitled to one vote per share.

     A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, will constitute a quorum with respect to such matter. Approval of each matter specified in the notice of meeting requires the affirmative vote of a majority, or in the case of the election of directors a plurality, of the shares present in person or by proxy at the meeting and entitled to vote on such matter. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count for the purpose of establishing a quorum and will not affect the determination of whether such matters are approved or directors are elected. The Inspector of Election appointed by the Board of Directors will determine the presence of a quorum and tabulate the results of shareholder voting.

                             ELECTION OF DIRECTORS

     It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. As indicated below, each person nominated by the Board of Directors is an incumbent director. The Corporation anticipates that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, proxies will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors).

                                                                                DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND DIRECTORSHIPS    AGE     SINCE
---------------------------------------------------------------------    ---    --------
GUY O. MURDOCK..................................................         43       1989
Chairman of the Board since 1989. Chief Executive Officer of the
Corporation from 1989 to April 1997 and President of the Corporation from 1989 to July 1996.
THOMAS E. CHAPLIN...............................................         47       1997
Chief Executive Officer of the Corporation since April 1997. From
1993 to 1996, Senior Vice President and General Manager of APAC
Teleservices, Inc. (provider of outsourced customer service and sales teleservices for large companies). From 1990 to 1993, President and
Chief Operating Officer of Unilens Corp., USA (a manufacturer of aspheric multifocal contact lenses)
COLIN P. HALFORD................................................         44       1993
President of the Corporation since July 1996. Vice President -- Sales and Marketing of the Corporation from 1994 to July 1996.
JOHN C. POSS....................................................         51       1994
President of J.C. Poss & Company, Inc. (telecommunications consulting firm) since 1995. President of WorldQuest Networks, Inc. (provider of international facsimile services) during 1997. Vice
President -- Corporate Development and Planning of Intellicall, Inc.
(provider of technology, equipment and services to the
telecommunications industry) from 1992 to 1995.
STEVEN R. EHLERT................................................         41       1995
Vice President of Operations of Starter Printables Division of
Starter Corporation (producer of athletic apparel and equipment)
since 1996. Director of Operations of Galt Sand Company Incorporated
(commercial printing company specializing in silk screened clothing)
from 1986 to 1996.
WAYNE WRIGHT....................................................         53       1997
President of Priority International Communications, Inc. (a wholly owned subsidiary of the Corporation since October 1997) since March
1997 and Chairman of the Board of Priority International
Communications, Inc. from 1996 to 1997. Mr. Wright served as an officer of U.S. Ameriphone from 1993 to 1996.
LARRY A. ERICKSON...............................................         50       1997
Vice President and Controller of the Rockwell Collins, Inc. (provider of advanced avionics and airborne and mobile communications systems and services to airlines, aircraft manufacturers and business aircraft), a division of Rockwell International Corporation, since
November 1996. For more than 20 years prior to November 1996, Mr.
Erickson served in a variety of finance and accounting positions at
Rockwell International Corporation.

EXECUTIVE OFFICERS

     The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Corporation who are not directors:

            NAME                AGE          CURRENT POSITION                OTHER POSITIONS
            ----                ---          ----------------                ---------------
Bonner B. Hardegree.........    51     Senior Vice President --        Vice President and Chief
                                       Business Development since      Financial Officer of
                                       November 1998. Also             Priority International
                                       Executive Vice President of     Communications, Inc. from
                                       Priority International          January 1996 to November
                                       Communications, Inc. (a         1998. Vice President and
                                       wholly owned subsidiary of      Chief Financial Officer of
                                       the Corporation) since          U.S. American Payphone
                                       November 1998.                  Management from December
                                                                       1992 to January 1996.
Paul C. Tunink..............    40     Vice President and Chief        Vice President, Chief
                                       Financial Officer (since        Financial Officer and
                                       November 1998)                  Treasurer of Stuart
                                                                       Entertainment, Inc. (a
                                                                       manufacturer of gaming
                                                                       supplies) from April 1995 to
                                                                       October 1998. Divisional
                                                                       Vice President-Finance of
                                                                       Younkers Inc. (a retailer)
                                                                       from April 1992 to April
                                                                       1995.
Bill R. Wharton.............    37     Vice President-Operations       Director of Operations of
                                       (since 1995)                    the Corporation from 1989 to
                                                                       1995

DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board's Audit Committee is comprised of Messrs. Erickson, Poss and Ehlert. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of independent public accountants to audit the books and accounts of the Corporation and reviews and approves the scope of annual audit activities of the auditors, approves the audit fee payable to the auditors and reviews the audit results. The Audit Committee also consults with the independent public accountants with respect to the annual audit scope and plan of audit and with respect to the adequacy of the Corporation's internal controls and accounting procedures. The Audit Committee met two times during fiscal 1998 and all committee members were present.

     The Board's Compensation Committee is comprised of Messrs. Erickson, Poss and Ehlert. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews and recommends to the Board of Directors the compensation structure for the Corporation's officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, noncash perquisites and other forms of compensation. The Compensation Committee also administers the Corporation's 1993 Stock Option Plan and the Corporation's 1997 Stock Option Plan. The Compensation Committee met three times during fiscal 1998 and all committee members were present.

     The Board of Directors held five meetings in fiscal 1998. Each of the directors attended at least 75% of the meetings held by the Board of Directors and by the Committees on which such director served.

COMPENSATION OF DIRECTORS

     The Corporation pays directors not employed by the Corporation an annual retainer equal to the greater of (a) $12,000 or (b) $1,000 for each meeting of the Board of Directors attended. In addition, the Corporation issues options to purchase up to 5,000 shares of Common Stock annually to each director not employed by the

Corporation on the day after election as a director with an exercise price equal to the closing market price of the Common Stock on the date of issuance. During 1998, the Corporation made consulting payments in the amount of $48,250 to J.C. Poss & Company, Inc., a corporation controlled by John C. Poss, a director of the Corporation.

SECURITY OWNERSHIP

     The following table sets forth information as of March 31, 1999 regarding the beneficial ownership of shares of Common Stock by (1) each person who is known to the Corporation to be the beneficial owner of more than 5% of the Common Stock, (2) each director, director nominee and named executive officer (as defined below), and (3) all directors and executive officers as a group. Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), which provide, among other things, that a person is deemed to be the beneficial owner of Common Stock if such person, directly or indirectly, has or shares voting power or investment power with respect to the Common Stock or has the right to acquire such ownership within sixty days after March 31, 1999.

                                                                   SHARES
                                                                BENEFICIALLY    PERCENT
                  NAME OF BENEFICIAL OWNER                        OWNED(1)      OF CLASS
                  ------------------------                      ------------    --------
Guy O. Murdock(2)...........................................     1,839,910        16.5
Thomas E. Chaplin(3)........................................     1,132,056        10.0
Colin P. Halford(4).........................................       204,030         2.0
John C. Poss(5).............................................        63,799           *
Steven R. Ehlert(6).........................................        20,000           *
Wayne Wright(7).............................................     2,180,067        21.2
Larry A. Erickson(8)........................................        10,000           *
Bonner B. Hardegree.........................................       313,341         3.1
Berthel Fisher & Company, Inc.(9)...........................     2,114,335        19.4
Larry A. Cahill(10).........................................     1,086,824        10.0
All directors and executive officers as a group (10
  persons)(11)..............................................     5,897,754        46.1

-------------------------
  *  Less than 1%.

 (1) This table is based upon information supplied by directors, executive officers and principal shareholders. Unless otherwise indicated in footnotes to this table, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.

 (2) Includes 273,236 shares subject to exercise of stock options, 195,000 shares subject to the exercise of warrants and 488,889 shares subject to the conversion of shares of Series A Preferred Stock.

 (3) Includes 550,000 shares subject to exercise of stock options, 199,000 shares subject to the exercise of warrants and 355,556 shares subject to the conversion of shares of Series A Preferred Stock.

 (4) Includes 203,880 shares subject to exercise of stock options and 50 shares subject to exercise of warrants.

 (5) Includes 53,799 shares subject to exercise of stock options.

 (6) Includes 15,000 shares subject to exercise of stock options and 5,000 shares subject to exercise of warrants.

 (7) Includes 80,000 shares subject to exercise of warrants.

 (8) Includes 10,000 shares subject to exercise of stock options.

 (9) Includes (i) 1,925,764 shares of Common Stock held by certain affiliates of Berthel for which Berthel shares voting and investment power, including 418,982 shares subject to exercise of warrants and 192,889 shares subject to the conversion of shares of Series A Preferred Stock, and (ii) 75,000 shares subject to exercise of warrants. Reflects information reported in a
     Schedule 13D filed with the SEC by Berthel on January 16, 1997, as amended on June 6, 1997, January 8, 1998, May 1, 1998, June 22, 1998,

     August 6, 1998 and January 13, 1999. The address of Berthel is 100 Second Street S.E., P.O. Box 74250, Cedar Rapids, Iowa 52407.

(10) Mr. Cahill's address is 3330 Southgate Court S.W., Cedar Rapids, Iowa 52404. Includes 200,000 shares subject to exercise of warrants and 444,444 shares subject to the conversion of shares of Series A Preferred Stock.

(11) Includes 1,240,466 shares subject to exercise of stock options, 479,050 shares subject to exercise of warrants and 844,445 shares subject to the conversion of shares of Series A Preferred Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Corporation's equity securities. The rules promulgated by the SEC under section 16(a) of the Exchange Act require those persons to furnish the Corporation with copies of all reports filed with the SEC pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Corporation, and written representations of certain of the Corporation's directors and executive officers, all directors, executive officers and 10% shareholders have filed with the SEC on a timely basis all reports required to be filed under section 16(a) of the Exchange Act, except that Bonner B. Hardegree filed a Form 5 on February 16, 1999 to report his appointment as an officer of the Corporation on November 1, 1998, Paul C. Tunink filed a Form 3 on February 16, 1999 to report his appointment as an officer of the Corporation on November 30, 1998, and Guy O. Murdock and Thomas E. Chaplin each filed a Form 5 on February 16, 1999 to report a sale of 27,500 shares of Common Stock by Mr. Murdock to Mr. Chaplin on November 10, 1998.

EXECUTIVE COMPENSATION

     Cash and Other Compensation. The table which follows sets forth certain information concerning compensation paid to, earned by, or awarded to Thomas E. Chaplin, the Corporation's Chief Executive Officer, Guy O. Murdock, the Corporation's Chairman of the Board, Colin P. Halford, the Corporation's President, and Bonner B. Hardegree, the Corporation's Senior Vice
President -- Business Development (collectively, the "named executive officers") during the years indicated below. No other executive officer's salary and bonus exceeded $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                      ANNUAL                               ---------------------
                                   COMPENSATION              OTHER
      NAME AND                 ---------------------        ANNUAL         SECURITIES UNDERLYING       ALL OTHER
 PRINCIPAL POSITION    YEAR    SALARY($)    BONUS($)    COMPENSATION($)         OPTIONS(#)          COMPENSATION($)
 ------------------    ----    ---------    --------    ---------------    ---------------------    ---------------
Guy O. Murdock.......  1998    $150,000     $20,000           $--                 323,236(2)              --
Chairman of the        1997     150,000      20,000            --                 123,236                 --
Board(1)               1996     150,000      18,750            --                      --                 --

Thomas E. Chaplin....  1998     209,231      40,000            --                 600,000(4)              --
Chief Executive        1997     105,962      40,000            --                 400,000                 --
Officer(3)             1996          --          --            --                      --                 --

Colin P. Halford.....  1998     139,549      25,000            --                 211,201(5)              --
President              1997     121,923      25,000            --                 136,201                 --
                       1996     100,000      10,000            --                      --                 --
Bonner B.
  Hardegree..........  1998     119,204          --            --                      --                 --
Senior Vice            1997      21,110          --            --                      --                 --
President -- Business  1996          --          --            --                      --                 --
Development(6)

-------------------------
(1) Mr. Murdock resigned as Chief Executive Officer of the Corporation effective April 4, 1997.

(2) Includes options to purchase 123,236 shares of Common Stock which were originally granted in 1997 and which were repriced effective April 3, 1998.

(3) Mr. Chaplin commenced employment with the Corporation effective April 4,
    1997.

(4) Includes options to purchase 400,000 shares of Common Stock which were originally granted in 1997 and which were repriced effective April 3, 1998 (of which 75,000 were subsequently repriced again effective May 29, 1998 and 75,000 were subsequently repriced again effective December 31, 1998).

(5) Includes options to purchase 136,201 shares of Common Stock which were originally granted in 1997 and which were repriced effective April 3, 1998.

(6) Mr. Hardegree was appointed as an executive officer of the Corporation effective December 1, 1998.

OPTIONS GRANTED DURING 1998

     The following table provides certain information regarding stock options granted to the named executive officers of the Corporation during the year ended December 31, 1998.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                    INDIVIDUAL GRANTS
                                         ------------------------------------------------------------------------
                                                                   PERCENT OF TOTAL
                                               NUMBER OF          OPTIONS GRANTED TO
                                         SECURITIES UNDERLYING       EMPLOYEES IN       EXERCISE     EXPIRATION
                NAME                        OPTIONS GRANTED          FISCAL YEAR         PRICE          DATE
                ----                     ---------------------    ------------------    --------     ----------
Guy O. Murdock.......................          200,000(1)                13.8%           $2.75      April 9, 2008
Guy O. Murdock.......................          123,236(2)                 8.5             2.25      April 3, 2007
Thomas E. Chaplin....................          200,000(1)                13.8             2.75      April 9, 2008
Thomas E. Chaplin....................          250,000(3)                17.2             2.25      April 3, 2007
Thomas E. Chaplin....................           75,000(4)                 5.2             2.94      April 3, 2007
Thomas E. Chaplin....................           75,000(5)                 5.2             3.50      April 3, 2007
Colin P. Halford.....................           75,000(6)                 5.2             2.75      April 9, 2008
Colin P. Halford.....................          136,201(7)                 9.4             2.25      April 9, 2007
Bonner B. Hardegree..................                 --                   --               --                 --

-------------------------
(1) Options with respect to 100,000 shares were exercisable on the date of grant, options with respect to 50,000 shares became exercisable on April 9, 1999 and options with respect to 50,000 shares become exercisable on April 9, 2000.

(2) Consists of options originally granted in 1997 and repriced effective April 3, 1998. All of these options are currently exercisable.

(3) Consists of options originally granted in 1997 and repriced effective April 3, 1998. Options with respect to 200,000 shares were exercisable at December 31, 1998 and options with respect to 50,000 shares became exercisable on April 3, 1999.

(4) Consists of options originally granted in 1997, repriced effective April 3, 1998 to $2.25 per share and repriced again effective May 29, 1998 to $2.94 per share. All of these options are currently exercisable.

(5) Consists of options originally granted in 1997, repriced effective April 3, 1998 to $2.25 per share and repriced again effective December 31, 1998 to $3.50 per share. All of these options are currently exercisable.

(6) Options with respect to 25,000 shares became exercisable on the date of grant, options with respect to 25,000 shares became exercisable on April 8, 1999 and options with respect to 25,000 shares become exercisable on April 8, 2000.

(7) Consists of options originally granted in 1997 and repriced effective April 3, 1998. Options with respect to 93,961 shares were exercisable at December 31, 1998, options with respect to 21,120 shares became exercisable on April 3, 1999 and options with respect to 21,120 shares become exercisable on April 3, 2000.

FISCAL YEAR-END OPTION VALUES

     The following table provides certain information regarding the unexercised options held by the named executive officers at December 31, 1998. No named executive officer exercised any options during the year ended December 31, 1998.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                        OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                                             YEAR-END                 AT FISCAL YEAR-END(1)
                                                   ----------------------------    ----------------------------
                     NAME                          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                     ----                          -----------    -------------    -----------    -------------
Guy. O. Murdock................................      223,236         100,000        $ 89,523         $12,500
Thomas E. Chaplin..............................      450,000         150,000         137,500          43,750
Colin P. Halford...............................      157,760          92,240         100,456          32,650
Bonner B. Hardegree............................           --              --              --              --

-------------------------
(1) Based on the reported closing bid price of $2.875 per share of Common Stock on the Nasdaq Bulletin Board on December 31, 1998.

     Employment Agreements. On October 1, 1998, the Corporation entered into an Amended and Restated Employment Agreement with each of Thomas C. Chaplin and Guy
O. Murdock. Each of the Amended and Restated Employment Agreements has a term through December 31, 2001. Pursuant to the Amended and Restated Employment Agreements, Messrs. Chaplin and Murdock will receive base salaries of not less than $250,000 and $150,000, respectively. In addition, each of them will be eligible to participate in the Corporation's bonus plan and other executive compensation plans. Each Amended and Restated Employment Agreement contains a provision restricting competition with the Corporation for a period of two years following termination of employment. Mr. Chaplin's Amended and Restated Employment Agreement provides that if his employment is terminated by the Corporation for any reason other than for cause, Mr. Chaplin will be entitled to receive severance at an annual rate of $150,000 for two years, provided, however, that if his employment is terminated by the Corporation or by Mr. Chaplin for any reason within 180 days after a sale of the Corporation, Mr. Chaplin will be entitled to continuation of his then effective base salary for three years. Mr. Murdock's Amended and Restated Employment Agreement provides that if his employment is terminated by the Corporation for any reason, including for cause, Mr. Murdock will be entitled to receive severance at an annual rate of $150,000 for two years, provided, however, that if his employment is terminated by the Corporation or by Mr. Murdock for any reason within 180 days after a sale of the Corporation, Mr. Murdock will be entitled to continuation of his then effective base salary for three years.

     On January 1, 1999, the Corporation entered into an Amended and Restated Employment Agreement with Colin P. Halford. The Amended and Restated Employment Agreement has a term through December 31, 2001 and provides that Mr. Halford will receive a base salary of not less than $150,000. In addition, Mr. Halford will be eligible to participate in the Corporation's bonus plan and other executive compensation plans. The Amended and Restated Employment Agreement contains a provision restricting competition with the Corporation for a period of two years following termination of employment. Mr. Halford's Amended and Restated Employment Agreement provides that if his employment is terminated by the Corporation for any reason, including for cause, Mr. Halford will be entitled to receive severance at an annual rate of $150,000 for two years, provided, however, that if his employment is terminated by the Corporation or by Mr. Halford for any reason within 180 days after a sale of the Corporation, Mr. Halford will be entitled to continuation of his then effective base salary for three years.

     On November 1, 1998, the Corporation and its wholly owned subsidiaries Priority International Communications, Inc. ("PIC") and PIC Resources Corp. ("PICR") entered into an Employment Agreement with Bonner B. Hardegree. The Employment Agreement has a three-year term, with automatic one-year renewals unless either party gives notice of termination at least one year in advance of the end of the term. Pursuant to the Employment Agreement, Mr. Hardegree will receive a base salary of not less than $144,000. In addition, Mr. Hardegree will be entitled to participate in the Corporation's bonus plans and other compensation plans and fringe benefits for executive officers. The Employment Agreement contains a provision restricting competition with the Corporation for a period of six months following termination of employment unless termination is by the Corporation without "cause" or by Mr. Hardegree for "good reason." Mr. Hardegree's Employment Agreement provides that if his employment is terminated by the Corporation without "cause" or by Mr. Hardegree for "good reason," Mr. Hardegree will be entitled to continuation of his then effective base salary for a period equal to the greater of (i) one year, or (ii) the remaining term of the Employment Agreement, and if the Corporation terminates the Employment Agreement due to failure to continue PIC/PICR's business or the death or disability of Mr. Hardegree, Mr. Hardegree will be entitled to continuation of his effective base salary for a period of one year.

     Report on Option Repricing. During 1998, the Compensation Committee determined that circumstances had made it advisable for the Corporation to offer a one-time opportunity in 1998 for the repricing of options held by executive officers and other employees of the Corporation. Pursuant to the repricing, options to purchase a total of 726,337 shares of Common Stock outstanding under the Corporation's 1993 Stock Option Plan or the Corporation's 1997 Stock Option Plan were canceled, and new options for the same number of shares were granted with a lower exercise price per share equal to the market price of the Common Stock on the regrant date. All of the repricings took effect on April 3, 1998, based on the market price of $2.25 per share on that date. Options to purchase 400,000 shares of Common Stock held by the Corporation's Chief Executive Officer were repriced to $2.25 per share on April 3, 1998, and 75,000 of these options were subsequently repriced to $2.94 per share effective May 29, 1998 and another 75,000 of these options were subsequently repriced to $3.50 per share effective December 31, 1998.

     The Compensation Committee determined that the option repricing was advisable because equity incentives are a significant component of the total compensation package of the Corporation's employees and play a substantial role in the Corporation's ability to retain the services of individuals essential to the Corporation's long-term financial success. Prior to the implementation of the program, the market price of the Common Stock had fallen as the Corporation restructured its business after completing two acquisitions at the end of 1997 and the beginning of 1998. The Compensation Committee believed that the Corporation's ability to retain key employees would be significantly impaired unless value were restored to their options in the form of regranted options at the current market price of the Common Stock. All repriced options remained subject to the vesting schedule in effect before the repricing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation obtains lease and other financing services from Berthel Fisher & Company, Inc. and its subsidiaries and their affiliated leasing partnerships ("Berthel"). Berthel is the beneficial owner of approximately 19.4% of the Common Stock outstanding on March 31, 1999. The Corporation paid Berthel $1,245,329 in 1998, including $840,415 for scheduled lease payments, $188,117 for interest payments, and $216,798 in sales commissions and related fees in connection with the Corporation's private placement of notes and warrants. The Corporation currently makes monthly lease and debt payments to Berthel of $133,810 in the aggregate.

     Effective December 31, 1998, the Corporation and Berthel agreed to allow Berthel to exercise warrants to purchase an aggregate of 1,100,000 shares of Common Stock at a reduced exercise price of $1.30 per share. The original exercise price of the warrants was $1.4375.

     The Corporation provides telecommunications services to certain hotels managed by Larken, Inc., a corporation controlled by Larry A. Cahill. Mr. Cahill beneficially owns approximately 10.0% of the Common Stock outstanding on March 31, 1999. The Corporation generated revenues of $463,976 in 1998 pursuant to its contracts with Larken, Inc., and accrued commissions of $360,000 payable to Larken, Inc. pursuant to such contracts.

     On October 31, 1997, the Corporation completed its acquisition (the "PIC Acquisition") of two affiliated companies, Priority International Communications, Inc. ("PIC") and PIC Resources Corp. ("PICR"). Wayne Wright, a former shareholder of PIC and PICR, was appointed as a director of the Corporation immediately following the PIC Acquisition and Bonner B. Hardegree, a former shareholder of PIC and PICR, was appointed as an executive officer of the Corporation in November 1998. The Corporation's agreement for the PIC Acquisition contained an earn-out provision (the "PIC Earn-Out") which required that the Corporation issue additional shares of Common Stock to the former shareholders of PIC based upon the combined earnings before interest, taxes, depreciation and amortization of PIC and PICR for certain periods after closing. In December 1998, the Corporation and the former shareholders of PIC agreed to settle the PIC Earn-Out based on historical and projected financial information with respect to PIC. Pursuant to the settlement, the Corporation issued an aggregate of 2,300,000 shares of Common Stock to the former shareholders of PIC in December 1998, including 1,580,067 shares to Mr. Wright and 283,341 shares to Mr. Hardegree. The Corporation agreed to file a registration statement covering these shares during the first half of 1999. The Corporation also agreed with Mr. Wright and Mr. Hardegree that certain notes issued to them pursuant to the PIC Acquisition would bear interest at an annual rate of 14% from the date of the settlement agreement. At December 31, 1998, an aggregate of $317,203 was outstanding under these notes. In January 1999, the notes to Mr. Wright and Mr. Hardegree were paid in full. The Corporation also entered into a deferred payment arrangement with Wayne Wright pursuant to which Mr. Wright will receive $300,000 payable in 24 equal monthly installments commencing in January 1999.

                     THE CAPITALIZATION AMENDMENT PROPOSAL

     The Corporation's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") currently provide that the aggregate number of all classes of capital stock which the Corporation has authority to issue is 21,000,000 shares divided into two classes as follows: (i) 20,000,000 shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock. Pursuant to the Articles of Incorporation, the Corporation's Board of Directors has the authority to establish one or more series of Preferred Stock and to determine, with respect to any series of Preferred Stock, the terms and rights of such series. As of the date of this Proxy Statement, the only class of Preferred Stock designated by the Corporation is the Series A Convertible Preferred Stock, of which 18,920 shares are issued and outstanding.

PURPOSE AND EFFECT OF THE CAPITALIZATION AMENDMENT PROPOSAL

     The Articles of Amendment will increase the number of shares of Common Stock which the Corporation is authorized to issue from 20,000,000 to 40,000,000 shares. The additional 20,000,000 shares of Common Stock will be part of the existing class of Common Stock, and if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

     As of March 31, 1999, there were 10,226,806 shares of Common Stock issued outstanding, and 7,821,160 shares reserved for issuance upon exercise of outstanding warrants and stock options and the conversion of shares of Series A Preferred Stock. With 20,000,000 shares of Common Stock authorized for issuance under the Articles of Incorporation, the Corporation currently has only 1,952,034 shares of Common Stock available for issuance in future transactions.

     Purpose of the Capitalization Amendment Proposal. The Corporation has no present plans, understandings or requirements for the issuance or use of the proposed additional shares of Common Stock. However, the Board of Directors believes that the authority to issue additional shares of Common Stock is desirable so that, as the need may arise, the Corporation will have the flexibility to issue shares of Common Stock, without the delay of a special shareholders' meeting, in connection with possible future equity financings, future opportunities for expanding the Corporation's business through acquisitions, and management incentive or employee benefit plans. The Corporation is engaged in efforts to identify businesses which are complementary to the Corporation's business and which enhance shareholder value as acquisition targets. There can be no assurance that acquisition opportunities will be available or that the Corporation will have sufficient resources to consummate any such acquisition.

     Certain Effects of the Capitalization Amendment Proposal. If the Capitalization Amendment Proposal is approved and effected, future issuances of shares of Common Stock may not require the approval of the Corporation's shareholders. As a result, the Board of Directors could issue shares of Common Stock in a manner that might have the effect of discouraging or making it more difficult for a third party to acquire control of the Corporation through a tender offer or proxy solicitation, or to effect a merger or other business combination, that is not favored by the Board of Directors. In addition, issuances of shares of Common Stock may increase the number of shares of Common Stock that may become available for sale in the public market and could adversely affect the price of the Common Stock in the public market. The issuance of additional shares of Common Stock could also adversely affect the voting power of the existing shareholders, including the loss of voting control to others. Holders of Common Stock do not have preemptive rights or other rights to subscribe for additional shares in the event that the Board of Directors determines to issue additional shares of Common Stock in the future.

NO DISSENTER'S RIGHTS

     Under Iowa law, shareholders are not entitled to dissenters' rights with respect to the Capitalization Amendment Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the shareholders vote FOR the Capitalization Amendment Proposal. All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted FOR the Capitalization Amendment Proposal unless a vote against or an abstention with respect to such proposal is specifically indicated. If the Capitalization Amendment Proposal is adopted by the requisite vote of shareholders, the Board of Directors will promptly cause the Articles of Amendment to be filed with the Secretary of State of the State of Iowa. The Articles of Amendment will become effective upon such filing.

                            APPOINTMENT OF AUDITORS

     The Board of Directors, upon recommendation from the Audit Committee, has selected Deloitte & Touche LLP to be the Corporation's auditors for the 1999 fiscal year.

     Although this appointment is not required to be submitted to a vote of shareholders, the Board of Directors believes it appropriate as a matter of policy to request that the shareholders ratify the appointment. If shareholders' ratification is not received, the Board of Directors may reconsider the appointment.

     The Board of Directors of the Corporation recommends a vote for ratification of Deloitte & Touche LLP as independent auditors for the purpose of auditing the financial statements of the Corporation for fiscal 1999. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                           COMMISSION ON FORM 10-KSB

     The Corporation is required to file an annual report, called a Form 10-KSB, with the Securities and Exchange Commission. A copy of Form 10-KSB for the fiscal year ended December 31, 1998 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written request should be directed to Paul C. Tunink, Secretary, Murdock Communications Corporation, 1112 29th Avenue S.W., Cedar Rapids, Iowa 52404.

                             SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present at the 2000 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Corporation's principal offices in Cedar Rapids, Iowa no later than December 12, 1999 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after March 10, 2000 and the Corporation will not be required to present any such proposal at the 2000 Annual Meeting of Shareholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2000 Annual Meeting of Shareholders will have the right to exercise discretionary voting power with respect to such proposal.

                                 OTHER MATTERS

     The Directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          MURDOCK COMMUNICATIONS
                                          CORPORATION

                                          Thomas E. Chaplin,
                                          Chief Executive Officer

Cedar Rapids, Iowa
April 20, 1999

                                                                      APPENDIX A

                             ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       MURDOCK COMMUNICATIONS CORPORATION

     MURDOCK COMMUNICATIONS CORPORATION, a corporation organized and existing under and by virtue of the Iowa Business Corporation Act (the "Corporation"),

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation that the Restated Articles of Incorporation of the Corporation be amended by deleting the current text of the first paragraph of Article III thereof and substituting in lieu thereof the following:

                                  ARTICLE III

     The total number of shares of stock which the Corporation has authority to issue is 41,000,000 consisting of:

          (i) 40,000,000 shares of Common Stock of no par value (the "Common Stock"); and

          (ii) 1,000,000 shares of Preferred Stock of no par value (the "Preferred Stock").

     SECOND: The Articles of Amendment were approved by the shareholders of the Corporation in accordance with section 1003 of the Iowa Business Corporation Act at the annual meeting of shareholders held on May 25, 1999. The number of outstanding shares of Common Stock on April 9, 1999, the record date for the annual meeting, and the number of votes indisputedly represented at the annual meeting is as follows:

             SHARES OUTSTANDING                        SHARES REPRESENTED AT MEETING
             ------------------                        -----------------------------


     The total number of undisputed votes cast for the Articles of Amendment was:

                  VOTES FOR                                    VOTES AGAINST
                  ---------                                    -------------


     THIRD: The effective date and time of this document is the date and time of filing with the Iowa Secretary of State.

     IN WITNESS WHEREOF, the Corporation has caused the Articles of Amendment to be signed by Thomas E. Chaplin, its Chief Executive Officer, and attested by Paul C. Tunink, its Secretary, on this
day of                  , 1999.

                                          MURDOCK COMMUNICATIONS
                                          CORPORATION

                                          By

                                            ------------------------------------
                                                     Thomas E. Chaplin,
                                                  Chief Executive Officer

                                          Attest:

                                          --------------------------------------
                                                Paul C. Tunink, Secretary

                                      PROXY

                       MURDOCK COMMUNICATIONS CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas E. Chaplin and Paul C. Tunink, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Murdock Communications Corporation to be held on May 25, 1999 at 2 p.m., local time, at the Four Points Sheraton Inn, 525 33rd Avenue S.W., Cedar Rapids, Iowa 52404, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

         Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS, TO APPROVE AND ADOPT THE ARTICLES OF AMENDMENT AND TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

        MURDOCK COMMUNICATIONS CORPORATION ANNUAL MEETING OF SHAREHOLDERS

1. ELECTION OF DIRECTORS:                                                                 [ ] FOR all        [ ] WITHHOLD
   (terms expiring at the 2000        1-GUY O. MURDOCK 2-THOMAS E. CHAPLIN                nominees listed    AUTHORITY to
   Annual Meeting)                   3-COLIN P.HALFORD 4-JOHN C. POSS 5-STEVEN R.         to the left        vote for all
                                      EHLERT 6-LARRY A. ERICKSON 7-WAYNE WRIGHT           (except as         nominees listed
                                                                                          specified below).  to the left.

                                                                                         --------------------------------------
(Instructions:  To withhold authority to vote for any indicated
nominee, write the number(s) of the nominee(s) in the box provided to the right.)
                                                                                         --------------------------------------

2. To approve and adopt Articles of Amendment to the Company's Articles of       [ ] FOR [ ] AGAINST [ ] ABSTAIN
   Incorporation to increase the total number of authorized
   shares of the Company's no par value common stock from 20,000,000 to
   40,000,000 shares.

3. To ratify the appointment of Deloitte & Touche LLP as the Company's           [ ] FOR [ ] AGAINST [ ] ABSTAIN
   auditors for 1999.

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                              Date                                                 NO. OF SHARES
                                                  ---------------------------------------------
CHECK APPROPRIATE BOX
Indicate changes below:

Address Change? [ ]                   Name Change? [ ]
                                                                                  ---------------------------------------------



                                                                                  ---------------------------------------------

                                                                                  Signature(s) in Box
                                                                                  If signing as attorney, executor, administrator,
                                                                                  trustee or guardian, please add your full title
                                                                                  as such. If shares are held by two or more
                                                                                  persons, all holders must sign the Proxy.
